UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2005

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 7 —Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 22, 2005, Industrial Enterprises of America, Inc. (formerly Advanced Bio/Chem, Inc.), a Nevada corporation (the “Company”), issued a press release announcing that the Company’s Board of Directors has authorized the payment of a stock dividend to stockholders of record as of the close of business on March 9, 2005. The Company’s stockholders of record as of such date will receive one share of common stock, par value $.001 per share (the “Power3 Shares”), of Power3 Medical Products, Inc., a New York corporation (“Power3”). As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2005, effective as of May 18, 2004, the Company sold to Power3 all of the Company’s assets in consideration for 15,000,000 Power3 Shares. On May 16, 2005, the Company’s stockholders will receive one Power3 Share for every block of ten shares of common stock, par value $.001 per share, of the Company (the “Company Shares”). The press release further provides that the Company will pay an additional stock dividend of one Power3 Share for each block of ten Company Shares to stockholders of record as of the close of business on May 9, 2005, also payable on May 16, 2005. A copy of the press release containing further details is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

With respect to the stock dividend, the Company intends not to pay stockholders any fractional Power3 Shares. The Company expects that the dividend will be a taxable event to the stockholders of the Company, but each stockholder should consult with its own tax advisor to get appropriate advice on the taxability of the dividend to such stockholder.

The press release furnished with this Current Report on Form 8-K provides detail not included in previously issued reports of the Company and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Industrial Enterprises of America, Inc., dated February 22, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

February 22, 2005
By: /s/ John Mazzuto Name: John Mazzuto Title: Chief Financial Officer